Exhibit 10.1
Corporate Offices
PO Box 990
Minneapolis, MN 55440
(952) 828-4000
July 25, 2018
Mark Gross
c/o SUPERVALU INC.
PO Box 990
Minneapolis, MN 55440

Dear Mark:
In connection with the proposed merger of SUPERVALU INC. (the “Company”) with and into a wholly owned subsidiary of United Natural Foods, Inc. (the “Merger”), this letter agreement (the “Letter Agreement”) confirms our mutual agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, to certain modifications of those certain non-competition covenants by which you are currently bound under those compensatory agreements listed on Appendix A to this Letter Agreement (the “Restrictive Covenant Agreements”). All capitalized terms used in this Letter Agreement but not otherwise defined herein will have the meaning contained in the applicable Restrictive Covenant Agreements.
AMENDMENT TO RESTRICTIVE COVENANT AGREEMENTS. Effective as of the closing date of the Merger (the “Effective Date”), the Restrictive Covenant Agreements are hereby modified as follows:

1)
The definition of “Business of the Company” shall mean any business or activity involved in (a) grocery wholesale (including, without limitation, distribution of traditional grocery, organic, specialty, ethnic, meat or produce items of the type provided by the Company or which the Company has taken substantial steps toward providing at any time during your employment with the Company) and (b) grocery retail.

By way of example, a business competitive with the Business of the Company includes, without limitation, C&S Wholesale Grocers, Spartan Nash, AWG, KeHE, DPI, Lipari and Sherwood and, solely with respect to grocery retail, HyVee and WalMart.

2)
Notwithstanding the foregoing, for purposes of the Business of the Company as defined in clause (b) above, the “geographic market” referred to in the Restrictive Covenant Agreements shall be limited to Minnesota, North Dakota, Washington D.C., and Maryland.

The period of time during which you will be subject to the non-competition covenants, as well as the covenants not to solicit employees or existing or prospective customers, vendors or suppliers, all as set forth in the Restrictive Covenant Agreements, shall be extended from twelve (12) months following termination of your employment for any reason to twenty-four (24) months following any such termination; provided, however, that with respect to the Business of the Company as defined in clause (b) above, such covenants shall not last in a state included in the “geographic market” for a period longer than twelve (12) months after the Company divests all grocery retail business or activity in the respective state.
ENTIRE AGREEMENT; MODIFICATIONS: This Letter Agreement, together with the applicable Restrictive Covenant Agreement, is intended to be the entire agreement between you and the Company with respect to the subject matters described herein and shall supersede all other agreements and understandings relating to same, in each case, effective as of the Effective Date. As of the Effective Date, each Restrictive Covenant Agreement shall remain in full force and effect in accordance with the terms as in effect on the date hereof, except as otherwise modified by this Letter Agreement.
No waiver or modification of this Letter Agreement shall be valid unless made in writing, signed by both you and the General Counsel of the Company.
ASSIGNMENT; SUCCESSORS: This Letter Agreement shall inure to the benefit of and be binding upon the Company and its successors.
CONTROLLING LAW: This Letter Agreement, shall in all respects be interpreted, enforced and governed by the laws of the State of Minnesota.
SEVERABILITY: You agree that the terms of this Letter Agreement are severable, and if any provision of this Letter Agreement is found to be void and unenforceable by a court of competent jurisdiction, that judgment will not affect, impair or invalidate the remainder of this Letter Agreement.
COUNTERPARTS: This Letter Agreement may be executed in separate counterparts (including by facsimile or other electronic means), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.
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If the foregoing accurately expresses our mutual understanding, please execute the enclosed copies of this Letter Agreement in the space provided below, and return them to the undersigned.
Sincerely,

Date:
Stuart McFarland, General Counsel

AGREED AND ACCEPTED:

Date:
Mark Gross

Not accepted until signed and dated by Stuart McFarland, General Counsel. Not effective until executed by both parties.

Appendix A
Mark Gross

Letter Agreement, dated February 2, 2016
Change of Control Severance Agreement, as amended
Each award agreement outstanding under the SUPERVALU INC. 2012 Stock Plan, as amended July 20, 2016.

A-1